UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CORTLAND BANCORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholder,

You recently received proxy materials in connection with the annual meeting of shareholders of Cortland Bancorp to be held on May 27, 2014. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

The Company is asking shareholder to approve five proposals: the first proposal is the election of directors; the second is to approve, on an advisory basis, the executive compensation of Cortland’s name executive officers; the fourth proposal is the ratification of auditors and the fifth proposal is to transact any other business that may properly come before the meeting.

The third proposal is asking shareholders to approve an amendment to Cortland’s Code of Regulations to read that the board of directors shall consist of no fewer than nine and no more than 15 directors, with the exact number being fixed from time to time in that range either by the board or at the annual meeting by the affirmative vote of a majority of the Company’s outstanding shares.

The purpose of the amendment is to restore flexibility where there currently is none. With a board that has expanded to eleven directors, neither the board nor the shareholders can add a twelfth unless the Company first obtains shareholder approval of an amendment of the Code of Regulations.

Calling and holding a special meeting so that shareholders can consider and vote upon an amendment of the Code of Regulations would greatly increase the costs for adding a director, add a significant amount of delay and uncertainty, and fail to account for the fact that the opportunity to add a qualified and talented candidate to the board might be open for a very limited time only.

The delays also put us at a competitive disadvantage. Another company also seeking director talent might be able to offer a board seat to the Company’s director candidate without having first to amend its governing documents to make that possible.

The board believes that most companies of the company’s size or larger preserve the flexibility to add quickly to the board the director talent that they need to compete and to prosper. The board believes amending Section 2.02 will restore that flexibility to Cortland Bancorp as well.

Under the Company’s Articles of Incorporation, amendment of the Code of Regulations requires approval of a majority of the shares outstanding if the amendment is first approved by two thirds of the directors. The proposed amendment has been approved by two thirds of the directors and we now need your vote to approve the proposal.

If you do not vote or abstain on the proposal, it has the same effect as a vote against the proposal to amend the Code of Regulations.

You can find more information on these proposals in the company’s proxy materials filed on its website at

www.cortland-banks.com/invest.

THE BOARD OF DIRECTORS FULLY RECOMMENDS A “FOR” VOTE ON ALL FIVE PROPOSALS.

Regardless of the number of shares you own, it is important that they be represented at the annual shareholders meeting. Your vote matters to us and we need your support.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the shareholders meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Advantage Proxy toll-free at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday.

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT YOU SHOULD KNOW THAT YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON’T RECEIVE INSTRUCTIONS FROM YOU.

PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.